UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 1, 2011

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective October 1, 2011, Genworth Financial, Inc. completed the previously disclosed disposition of its Medicare supplement insurance business to Aetna Inc. for $276 million, net of customary closing adjustments. The transaction includes the sale of Continental Life Insurance Company of Brentwood, Tennessee and its subsidiary, American Continental Insurance Company, and the reinsurance of the Medicare supplement insurance in-force business written by other Genworth life insurance subsidiaries.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet of Genworth Financial, Inc. as of June 30, 2011 and notes thereto and the unaudited pro forma condensed consolidated statements of income of Genworth Financial, Inc. for the six months ended June 30, 2011 and for the year ended December 31, 2010 and notes thereto are filed as Exhibit 99.1 hereto and incorporated by reference herein.

(d) Exhibits.

The following is filed as an exhibit to this report:

Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Genworth Financial, Inc. as of June 30, 2011 and notes thereto and Unaudited Pro Forma Condensed Consolidated Statements of Income of Genworth Financial, Inc. for the six months ended June 30, 2011 and for the year ended December 31, 2010 and notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2011

GENWORTH FINANCIAL, INC.

By:	/s/ Amy R. Corbin
Amy R. Corbin
Vice President and Controller (Duly Authorized Officer and Principal Accounting Officer)

EXHIBIT INDEX

Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Genworth Financial, Inc. as of June 30, 2011 and notes thereto and Unaudited Pro Forma Condensed Consolidated Statements of Income of Genworth Financial, Inc. for the six months ended June 30, 2011 and for the year ended December 31, 2010 and notes thereto.

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